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                                                         12
FORM 10-Q


             STATEMENT REGARDING COMPUTATIONS OF PER SHARE EARNINGS

                                BGS SYSTEMS, INC.

                                               For the three months ended
                                                      October 31,
                                                   1997           1996
                                               --------------------------
PRIMARY
Average shares outstanding                       6,304,136      6,258,972

Net effect of stock options, if dilutive,
based on the treasury stock method using
the average market price                           152,266        102,470
                                               -----------    -----------
  Total                                          6,456,402      6,361,442
                                               -----------    -----------

Net income                                     $ 2,824,007    $ 2,214,754
                                               ===========    ===========

Net income per share                           $       .44    $       .35
                                               ===========    ===========
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                                              For the nine months ended
                                                    October 31,
                                                 1997           1996
                                              --------------------------
PRIMARY
Average shares outstanding                     6,284,537      6,253,738

Net effect of stock options, if dilutive,
based on the treasury stock method using
the average market price                         162,478         72,194
                                             -----------    -----------
  Total                                        6,447,015      6,325,932
                                             -----------    -----------

Net income                                   $ 7,375,749    $ 6,490,503
                                             ===========    ===========

Net income per share                         $      1.14    $      1.03
                                             ===========    ===========
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